 8-K 1 hdsi8k-20141210.htm HDS INTERNATIONAL CORP. FORM 8-K (12/10/2014). hdsi8k-20141209.htm

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 10, 2014 (November 19, 2014)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53949
(Commission File No.)

10 Dorrance Street
Suite 700
Providence, RI   02903
(Address of principal executive offices and Zip Code)

(401) 400-0028
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 19, 2014, the Company entered into an amendment agreement (the "Amendment Agreement") with the holder of its June 7, 2013, July 15, 2013, October 4, 2013 and February 18, 2014 outstanding convertible promissory notes (the "Notes"), modifying the number of shares issuable upon any conversion of the notes, such that the beneficial ownership of the holder, with its affiliates, may not exceed 4.99% of the outstanding shares of the Company's common stock at the time of issuance. Prior to the Amendment, the limitation was 9.99% of the outstanding shares of the Company's common stock.

On November 19, 2014, subsequent to the Amendment Agreement, the Company entered into an assignment agreement (the "Assignment Agreement") with the holder of the Notes, transferring all the holder's right, title and interest in and to the Notes, without recourse, to holder's assignee.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 21, 2014, the Company issued 15,500,000 common shares for the conversion of $1,240 under the June 7, 2013 convertible debenture.

On November 26, 2014, the Company issued 19,000,000 common shares for the conversion of $1,520 under the July 15, 2013 convertible debenture.

On December 2, 2014, the Company issued 24,750,000 common shares for the conversion of $1,980 under the July 15, 2013 convertible debenture.

On December 4, 2014, the Company issued 24,750,000 common shares for the conversion of $1,980 under the July 15, 2013 convertible debenture.

On December 9, 2014, the Company received a conversion notice for the issuance of 24,750,000 common shares for the conversion of $1,980 under the July 15, 2013 convertible debenture.

ITEM 7.01	REGULATION FD DISCLOSURE.

Upon issuance of common shares in connection with the December 9, 2014 conversion notice, the Company is deemed to have 571,564,504 shares of common stock outstanding.

As long as we obtain loans from convertible debenture agreements, including the outstanding Notes, our stock prices are anticipated to depress. The Company has made this determination based on the business model of the holder of our Notes, which typically involves them selling shares received upon conversion into the open market, against the Company's historical open market illiquidity.

Under the terms of convertible debentures, such as those Notes that the Company has entered into, the Company borrows money, and the note is repayable or convertible into shares of common stock after a certain period of time. If the Company does not repay the money, the holder may exercise their conversion privilege, and convert, subject to beneficial ownership limitations, the Notes, or portions thereof, into shares of the Company's common stock. The convertible debenture holder seeks financial gain on the transaction, and typically sells any shares it receives into the open market. The convertible debenture holder may have more than one debenture with the company, and may desire the share price to be low on conversion, to maximize the number of shares it obtains.

The Company is currently seeking financing to repay the holder of the Notes and pursue its business objectives. There is no assurance that the Company will achieve any additional sales of equity securities, arrange for debt, or successfully complete any other financing. As long as our company has convertible debenture agreements, our stock prices are likely to be depressed, and issuances of additional shares will result in dilution to existing stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of December, 2014.

HDS INTERNATIONAL CORP.

BY:	TASSOS RECACHINAS
Tassos Recachinas
President